Exhibit 99.1

Orthofix International Reports First Quarter 2015

Financial Results

Lewisville, Texas – May 18, 2015 -- Orthofix International N.V. (NASDAQ:OFIX) (the “Company,” “we,” “us” or “our”), a diversified, global medical device company focused on developing and delivering innovative repair and regenerative solutions to the spine and orthopedic markets, today reported its financial results for the first quarter ended March 31, 2015.

First Quarter Summary

•	Net sales were $89.8 million.
•	Gross profit was $70.4 million, or 78.5% of net sales.
•	Total net margin was $26.1 million, or 29.1% of net sales.
•	Operating loss was $7.2 million.
•	Adjusted net loss from continuing operations was $2.8 million, or ($0.15) per diluted share.
•	Adjusted EBITDA was $8.4 million, or 9.4% of net sales.
•	Entered into an option agreement to purchase eNeura, a privately held medical technology company.
•	The Company completed its restatement of prior financial results.

“While first quarter financial results were negatively impacted by exchange rates, the timing of collections from cash-based distributors and our investments in growth initiatives, our net sales and adjusted EBITDA were in line with our expectations and factored into our recent guidance,” said President and Chief Executive Office, Brad Mason. “We have put the foundation in place to grow the business and anticipate that our results will improve over the balance of the year.”

First Quarter Financial Results

Net sales were $89.8 million, a 10.3% decline compared to $100.0 million in the prior year period. Net sales decreased by 7.4% on a constant currency basis. Net sales increased in our BioStim and Biologics SBU’s (strategic business units) 2% and 7%, respectively compared to the prior year period. Our Extremity Fixation SBU declined 19% compared to the prior year period, primarily due to foreign currency impact on sales, the rebuilding of our Brazil sales organization and timing of cash collections. In addition, our Spine Fixation SBU declined 29% compared to the prior year period, which was impacted by timing of international cash collections and the disruption of the domestic sales channel as we restructure and invest for long-term growth and profitability.  When adjusted for the effects of foreign currency and the timing of cash collections for cash-based distributors, Extremity Fixation was flat year-over-year and Spine Fixation declined 16%.

Gross profit margin was 78.5% for the first quarter of 2015 and 73.2% for 2014 during the same period. Gross profit declined $2.8 million to $70.4 million, compared to $73.2 million in the prior year period due to the decrease in sales discussed above.  This decrease was offset by a change in product mix and lower excess and obsolescence inventory charges resulting from improved inventory management and higher forecasted demand for 2015.

Total net margin (gross profit minus sales and marketing expenses) was $26.1 million, a decrease of 18.5% from $32.1 million in Q1 2014. In addition to the explanations discussed above regarding gross profit, the decline was impacted by a planned increase in sales management and field-based education and training personnel, as well as commission quota overachievement in some sales territories.

Operating expenses increased by $4.3 million to $77.6 million, compared to $73.3 million in the prior year period. The increase in operating expenses was primarily a result of increased sales and marketing and general and administrative expenses as the company strengthened its sales force and infrastructure, partially offset by decreases in costs related to the accounting review and restatement expenses.

Operating loss was $7.2 million compared to $0.0 million in Q1 2014.

Adjusted EBITDA from continuing operations, which excluded share-based compensation, foreign exchange impact, interest income, strategic investments, accounting review and restatement expenses, Bluecore infrastructure investments and a gain on the sale of assets was $8.4 million or 9.4% of net sales, compared to $14.9 million or 14.9% of net sales in the prior year period.

Net loss from continuing operations was $7.7 million, or ($0.41) per diluted share, compared to $1.9 million, or ($0.11) per diluted share in the prior year period.

Adjusted net loss from continuing operations was $2.8 million, or ($0.15) per diluted share, compared to adjusted net income of $3.2 million, or $0.18 per diluted share in Q1 2014.

As of March 31, 2015, cash and cash equivalents (including restricted cash) were $57.0 million compared to $44.4 million as of March 31, 2014. As of March 31, 2015 the Company had no outstanding indebtedness and borrowing capacity of $100 million.

Fiscal 2015 Outlook

For the fiscal year ending December 31, 2015, the Company expects to report:

•	Net sales in the range of $385 million to $390 million, representing a decline of 0.7% to growth of 0.6% on a constant currency basis and a decline of 4.3% to 3.1% on a reported basis.
•	Adjusted EBITDA in the range of $55 million to $58 million.

Conference Call

Orthofix will host a conference call today at 4:30 PM Eastern time to discuss the Company’s financial results for the first quarter 2015.  Interested parties may access the conference call by dialing (888) 337-8198 in the U.S. and (719) 457-2697 outside the U.S., and referencing the conference ID 7838716.  A replay of the call will be available for two weeks by dialing (888) 203-1112 in the U.S. and (719) 457-0820 outside the U.S., and entering the conference ID 7838716. A webcast of the conference call may be accessed by going to the Company’s website at www.orthofix.com, by clicking on the Investors link and then the Events and Presentations page.

About Orthofix

Orthofix International N.V. is a diversified, global medical device company focused on improving patients' lives by providing superior reconstructive and regenerative orthopedic and spine solutions to physicians worldwide. Headquartered in Lewisville, Texas, the Company has four strategic business units that include BioStim, Biologics, Extremity Fixation and Spine Fixation. Orthofix products are widely distributed via the Company's sales representatives, distributors and its subsidiaries. In addition, Orthofix is collaborating on research and development activities with leading clinical organizations such as the Musculoskeletal Transplant Foundation and the Texas Scottish Rite Hospital for Children. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries, are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

The forward-looking statements in this release do not constitute guarantees or promises of future performance. Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to an investigation by the Division of Enforcement of the Securities and Exchange Commission (the “SEC”) and related securities class action litigation arising out of our prior accounting review and restatements of financial statements, our review of allegations of improper payments involving our Brazil-based subsidiary, the expected sales of our products, including recently launched products, unanticipated expenditures, changing relationships with customers, suppliers, strategic partners and lenders, changes to and the interpretation of governmental regulations, the resolution of pending litigation matters (including our indemnification obligations with respect to certain product liability claims against our former sports medicine global business unit), our ongoing compliance obligations under a corporate integrity agreement with the Office of Inspector General of the Department of Health and Human Services (and related terms of probation) and a deferred prosecution agreement with the U.S. Department of Justice, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry, credit markets and the economy (including the expiration of our current secured revolving credit agreement in August 2015), corporate development and market development activities, including acquisitions or divestitures, unexpected costs or operating unit performance related to recent acquisitions, and other risks described in our 2014 Annual Report on Form 10-K, Part I, Item 1A, “Risk Factors” as well as in other reports that we file in the future.

Company Contact
Orthofix International N.V.
Mark Quick
P: 214-937-2924
E: markquick@orthofix.com

ORTHOFIX INTERNATIONAL N.V.

Condensed Consolidated Statements of Operations

	Three Months Ended
	March 31,
(Unaudited, U.S. Dollars, in thousands, except share and per share data)	2015	2014
Product sales	$76,832	$88,300
Marketing service fees	12,930	11,714
Net sales	89,762	100,014
Cost of sales	19,339	26,773
Gross profit	70,423	73,241
Operating expenses
Sales and marketing	44,285	41,171
General and administrative	21,164	17,276
Research and development	5,845	5,933
Amortization of intangible assets	405	584
Costs related to the accounting review and restatements	5,916	8,306
	77,615	73,270
Operating loss	(7,192)	(29)
Other income and expense
Interest expense, net	(272)	(468)
Other income (expense)	691	(272)
	419	(740)
Loss before income taxes	(6,773)	(769)
Income tax expense	(964)	(1,179)
Net loss from continuing operations	(7,737)	(1,948)
Discontinued operations
Loss from discontinued operations	(781)	(794)
Income tax benefit	139	234
Net loss from discontinued operations	(642)	(560)
Net loss	$(8,379)	$(2,508)
Net loss per common share—basic:
Net loss from continuing operations	$(0.41)	$(0.11)
Net loss from discontinued operations	(0.04)	(0.03)
Net loss per common share—basic	$(0.45)	$(0.14)
Net loss per common share—diluted:
Net loss from continuing operations	$(0.41)	$(0.11)
Net loss from discontinued operations	(0.04)	(0.03)
Net loss per common share—diluted	$(0.45)	$(0.14)
Weighted average number of common shares:
Basic	18,731,985	18,197,363
Diluted	18,731,985	18,197,363

ORTHOFIX INTERNATIONAL N.V.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
(U.S. Dollars, in thousands except share and per share data)	2015	2014
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$29,784	$36,815
Restricted cash	27,253	34,424
Trade accounts receivable, less allowances of $6,831 and $7,285 at March 31, 2015 and December 31, 2014, respectively	58,535	61,358
Inventories	56,709	59,846
Deferred income taxes	36,913	37,413
Prepaid expenses and other current assets	25,840	26,552
Total current assets	235,034	256,408
Property, plant and equipment, net	46,737	48,549
Patents and other intangible assets, net	5,888	7,152
Goodwill	53,565	53,565
Deferred income taxes	18,139	18,541
Other long-term assets	27,351	8,970
Total assets	$386,714	$393,185
Liabilities and shareholders’ equity
Current liabilities:
Trade accounts payable	$16,322	$13,223
Other current liabilities	53,083	53,220
Total current liabilities	69,405	66,443
Deferred income taxes	—	229
Other long-term liabilities	26,769	26,886
Total liabilities	96,174	93,558
Contingencies
Shareholders’ equity
Common shares $0.10 par value; 50,000,000 shares authorized; 18,757,361 and 18,611,495 issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	1,876	1,861
Additional paid-in capital	236,260	232,788
Retained earnings	56,981	65,360
Accumulated other comprehensive loss	(4,577)	(382)
Total shareholders’ equity	290,540	299,627
Total liabilities and shareholders’ equity	$386,714	$393,185

ORTHOFIX INTERNATIONAL N.V.

Selected Financial Data

Net Sales by SBU

The following table provides net sales and constant currency net sales growth by SBU for the three months ended March 31, 2015 and 2014, respectively:

	Net Sales by SBU Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2015	2014	Reported Growth	Constant Currency Growth
BioStim	$37,700	$37,137	2%	2%
Biologics	13,961	13,010	7%	7%
Extremity Fixation	21,815	27,066	(19)%	(9)%
Spine Fixation	16,286	22,801	(29)%	(28)%
Total net sales	$89,762	$100,014	(10)%	(7)%

Net Margin by SBU

The following table provides net margin by SBU for the three months ended March 31, 2015 and 2014, respectively:

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2015	2014
Net Margin
BioStim	$14,013	$15,020
Biologics	5,944	6,502
Extremity Fixation	7,016	6,933
Spine Fixation	(529)	4,059
Corporate	(306)	(444)
Total net margin	$26,138	$32,070

As a % of net sales	29.1%	32.1%

Adjusted EBITDA

The following table reconciles reported net loss from continuing operations to EBITDA (earnings before net interest expense, income tax provision, depreciation and amortization) and adjusted EBITDA for the three months ended March 31, 2015 and 2014, respectively. Please refer to the Non-GAAP Performance Measures section at the end of this press release for more information about the specified items below.

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2015	2014
Operating loss	$(7,192)	$(29)
Other income and (expense)	419	(740)
Income tax expense	(964)	(1,179)
Net loss from continuing operations	(7,737)	(1,948)
Interest expense, net	272	468
Income tax expense	964	1,179
Depreciation and amortization	5,308	5,603
EBITDA	$(1,193)	$5,302
Share-based compensation	1,777	1,187
Foreign exchange impact and interest income	2,403	63
Strategic investments	462	—
Accounting review and restatements	5,916	8,306
Infrastructure investments	2,159	—
Gain on sale of assets	(3,100)	—
Adjusted EBITDA	$8,424	$14,858

As a % of net sales	9.4%	14.9%

Adjusted Net Income (Loss) from Continuing Operations

The following table reconciles reported net loss from continuing operations to adjusted net income (loss) from continuing operations for the three months ended March 31, 2015 and 2014, respectively. Amounts are shown net of tax. Please refer to the Non-GAAP Performance Measures section at the end of this press release for more information about the specified items below.

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2015	2014
Net loss from continuing operations	$(7,737)	$(1,948)
Strategic investments	291	—
Accounting review and restatements	3,727	5,233
Infrastructure investments	1,360	—
Foreign exchange loss	1,463	(43)
Gain on sale of assets	(1,953)	—
Adjusted net (loss) income from continuing operations	$(2,849)	$3,242

The following table reconciles reported earnings per diluted share (EPS) from continuing operations to adjusted earnings per diluted share from continuing operations for the three months ended March 31, 2015 and 2014, respectively. Some calculations may be impacted by rounding and are shown net of tax. Please refer to the Non-GAAP Performance Measures section at the end of this press release for more information about the specified items below.

	Three Months Ended March 31,
(Unaudited, per diluted share)	2015	2014
EPS from continuing operations	$(0.41)	$(0.11)
Strategic investments	0.02	—
Accounting review and restatements	0.20	0.29
Infrastructure investments	0.07	—
Foreign exchange loss	0.07	(0.00)
Gain on sale of assets	(0.10)	—
Adjusted EPS from continuing operations	$(0.15)	$0.18

Cash Flow Data

The following table reconciles net cash provided by operating activities to free cash flow for the three months ended March 31, 2015 and 2014, respectively.  Please refer to the Non-GAAP Performance Measures section at the end of this press release for more information about the specified items below.

	Three Months Ended March 31,		Year over Year
(Unaudited, U.S. Dollars, in thousands)	2015	2014	Change
Net cash provided by (used by) operating activities	$4,941	$(10,212)	$15,153
Less: capital expenditures	(5,113)	(3,737)	(1,376)
Free cash flow	$(172)	$(13,949)	$13,777

Net Margin

The following table reconciles gross profit to net margin for the three months ended March 31, 2015 and 2014, respectively.  Please refer to the Non-GAAP Performance Measures section at the end of this press release for more information about the specified items below.

	Three Months Ended March 31,
(Unaudited, U.S. Dollars in thousands)	2015	2014
Gross profit	$70,423	$73,241
Less: sales and marketing	(44,285)	(41,171)
Total net margin	$26,138	$32,070

Non-GAAP Performance Measures

The tables in this press release present reconciliations of net income (loss) from continuing operations and net income (loss) from continuing operations per diluted share calculated in accordance with U.S. GAAP to non-GAAP performance measures, referred to as “EBITDA,” “Adjusted EBITDA,” “Adjusted net income (loss) from continuing operations,” “Adjusted earnings per diluted share," “Free cash flow” and “Net margin” that exclude the items specified in the tables. A more detailed explanation of the items excluded from these non-GAAP measures, as well as why management believes the non-GAAP measures are useful to them, is included in the Reconciliations of Non-GAAP Performance Measures section below.

Reconciliations of Non-GAAP Performance Measures

Reconciling Items for Adjusted EBITDA, Adjusted Net Income from Continuing Operations and Adjusted Earnings Per Diluted Share from Continuing Operations

•	Shared-based compensation - costs related to the Company’s share-based compensation plans, which include stock options, restricted stock awards and the Company’s stock purchase plan.
•	Foreign exchange impact and interest income – gains and losses related to foreign exchange transactions and interest income.
•	Strategic investments - costs related to the Company’s strategic investments such as eNeura.
•	Accounting review and restatements - legal, accounting, and other professional costs related to the Company's accounting review and restatement.
•	Infrastructure investments - costs associated with our multi-year process and systems improvement effort, “Bluecore.”
•	Gain on sale of assets – gain on the sale of the Company’s Tempus™ Cervical Plate product line.

Free cash flow

Free cash flow is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operations.  Free cash flow is an important indicator of how much cash is generated or used by our normal business operations, including capital expenditures. Management uses free cash flow as a measure of progress on its capital efficiency and cash flow initiatives.

Net Margin

Net margin is a non-GAAP financial measure, which is calculated by subtracting sales and marketing from gross profit.

Management use of, and economic substance behind, Non-GAAP Performance Measures

Management uses non-GAAP measures to evaluate performance period-over-period, to analyze the underlying trends in the Company's business, to assess its performance relative to its competitors and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash. In addition, management uses these non-GAAP measures to further its understanding of the performance of the Company's business units. The items excluded from Orthofix's non-GAAP measures are also excluded from the profit or loss reported by the Company's business units for the purpose of analyzing their performance.

Material Limitations Associated with the Use of Non-GAAP Measures

The non-GAAP measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for U.S. GAAP performance measures. Some of the limitations associated with the use of these non-GAAP performance measures are that they exclude items that reflect an economic cost to the Company and can have a material effect on cash flows. Similarly, equity compensation expense does not directly impact cash flows, but is part of total compensation costs accounted for under U.S. GAAP.

Compensation for Limitations Associated with Use of Non-GAAP Measures

Orthofix compensates for the limitations of its non-GAAP performance measures by relying upon its U.S. GAAP results to gain a complete picture of the Company's performance. The U.S. GAAP results provide the ability to understand the Company's performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of the Company's businesses, excluding non-cash items, which management believes is an important measure of the Company's overall performance. The Company provides a detailed reconciliation of the non-GAAP performance measures to their most directly comparable U.S. GAAP measures, and encourages investors to review this reconciliation.

Usefulness of Non-GAAP Measures to Investors

Orthofix believes that providing non-GAAP measures that exclude certain items provides investors with greater transparency to the information used by the Company's senior management in its financial and operational decision-making. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of Orthofix's business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of the Company's operating strategies. Disclosure of these non-GAAP performance measures also facilitates comparisons of Orthofix's underlying operating performance with other companies in its industry that also supplement their U.S. GAAP results with non-GAAP performance measures.

Source

Orthofix International N.V.